UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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MetroPCS Communications, Inc.
(Name of Registrant as Specified In Its Charter)

P. Schoenfeld Asset Management LP P. Schoenfeld Asset Management GP LLC Peter M. Schoenfeld
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On March 12, 2013, P. Schoenfeld Asset Management LP, P. Schoenfeld Asset Management GP LLC and Peter M. Schoenfeld (collectively, the “PSAM Group”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) relating to the solicitation of proxies by the PSAM Group from stockholders of MetroPCS Communications, Inc. (“MetroPCS”) in connection with the special meeting of stockholders to be held on April 12, 2013 to vote upon matters relating to the proposed combination of MetroPCS with T-Mobile USA, Inc.  STOCKHOLDERS OF METROPCS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC RELATING TO SUCH SOLICITATION CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION. The Definitive Proxy Statement and form of WHITE proxy card will be furnished to some or all of the stockholders of MetroPCS and will, along with other relevant documents filed with the SEC, be available free of charge at the SEC’s website at http://www.sec.gov. In addition, the PSAM Group will provide copies of the Definitive Proxy Statement and accompanying WHITE proxy card without charge upon request.

On March 18, 2013, P. Schoenfeld Asset Management LP issued a press release announcing that it has issued a white paper in connection with the proposed transaction between MetroPCS Communications, Inc. and T-Mobile USA, Inc. A copy of the press release and the white paper are included below.

P. SCHOENFELD ASSET MANAGEMENT ISSUES

WHITE PAPER ON METROPCS/T-MOBILE TRANSACTION

NEW YORK, March 18, 2013/PRNewswire/ - P. Schoenfeld Asset Management LP (“PSAM”) issued a white paper today that provides detailed analysis of the proposed MetroPCS Communications, Inc. (“PCS”) and T-Mobile USA, Inc. (“T-Mobile”) transaction (the “Proposed T-Mobile Transaction”), and outlines for all MetroPCS shareholders an overwhelming case for why it is in the best interests of PCS shareholders to vote against the Proposed T-Mobile Transaction.  PSAM’s white paper will be filed with the Securities and Exchange Commission (“SEC”) later today.

Following are excerpts from the PSAM white paper.  To read PSAM’s white paper in its entirety and a more detailed description of the arguments below, please go to the following link: www.innisfreema.com/pcs.

PROPOSED T-MOBILE TRANSACTION DOES NOT PROVIDE FULL AND FAIR VALUE TO PCS SHAREHOLDERS

A Standalone PCS is a viable and attractive alternative to the Proposed T-Mobile Transaction

•      The standalone alternative yields superior value to PCS shareholders, even without a revised offer from Deutsche Telekom AG (“DT”) or another buyer surfacing.  Standalone does not mean standstill.

•      Analysts agree that PCS is worth more as a standalone company than combined with T-Mobile.

Equity split does not reflect PCS’s strong recent performance and does not provide the value PCS shareholders deserve

•      The proposed equity split, allocating 26% of the proposed combined PCS/T-Mobile post transaction (the “Combined Company”) to PCS shareholders, is patently unfair to PCS shareholders, does not reflect recent exceptionally strong performance by PCS, and is based on stale and overly conservative PCS projections, according to PCS’s own proxy statement; and

•      Limited discussions occurred with third parties and potential acquirors over an extended period of time, and no coordinated process has occurred in the present M&A, financing and industry environment to assure PCS shareholders that the Proposed T-Mobile Transaction maximizes PCS shareholder value.

Deal unfairly favors Deutsche Telekom, creates serious conflicts of interest and violates good corporate governance

•      The transaction unfairly favors DT, offering unequal downside protection with their $15 billion creditor position, 74% of the equity of the Combined Company, and control of the Combined Company’s Board and management — representing, as a whole, serious conflicts of interest and violations of good corporate governance; and

•      The transaction process conducted by PCS was not designed to obtain the highest value for all PCS shareholders and the terms of the Proposed T-Mobile transaction do not provide any control premium to PCS shareholders — despite an unequivocal sale of control to DT.

$1.5 billion spectrum acquisition deduction charged to PCS is not appropriate

•      A $1.5 billion spectrum acquisition deduction charged to PCS is not appropriate or consistent for the contribution analysis, and no details have been provided by PCS regarding this significant capital expenditure.

THE DEAL IS IRRESPONSIBLY AND INEFFICIENTLY STRUCTURED

Proposed capital structure of the Combined Company transfers value from PCS shareholders to DT and places excess risk on PCS shareholders

•      The proposed capital structure is neither appropriate nor fair to PCS shareholders. It transfers value from PCS shareholders to DT and places excess ongoing risk on PCS shareholders;

•      There are multiple hidden transfers of significant value to DT, including above market interest rates on the $15 billion of intercompany debt to be issued by the Combined Company to DT (“the “DT Notes”); and

•      A capital structure with no secured debt is not remotely optimal, is highly expensive and unfairly favors the Combined Company’s largest creditor, DT.

Combined Company will be over leveraged

•      Significantly enhanced operating flexibility would result from less leverage and a market-based capital structure; and

•      The DT notes have onerous call provisions and a substantial make-whole premium on the Combined Company and, as a result, limit future refinancing options.

Tremendous lack of transparency regarding the Proposed T-Mobile Transaction

•      Among many other issues detailed in our analysis, there has been no clarity regarding the suggested $1.5 billion PCS spectrum investment and its impact on the equity split, the source and rationale for the synergies valued at $6-$7 billion, the identity of 8 of the 11 directors of the Combined Company Board post-closing, and various other material items; and

•      This pervasive lack of transparency places PCS shareholders at a significant disadvantage in objectively evaluating the merits of the transaction.

THE ALTERNATIVES TO THE PROPOSED T-MOBILE TRANSACTION ARE MORE ATTRACTIVE AND OFFER BETTER DOWNSIDE PROTECTION

•      The value of PCS’s spectrum portfolio and the alternative of operating as a mobile virtual network provide downside protection.

The market is clearly and strongly voting against the transaction and so should you

•      PCS’s stock price is down more than 24% since the announcement of the proposed transaction on October 3, 2012, and is trading at a significant discount to the PCS standalone values presented by PCS and its own financial advisors. The market is clearly voting “AGAINST” the proposed T- Mobile transaction.

On March 12, 2013, P. Schoenfeld Asset Management LP, P. Schoenfeld Asset Management GP LLC and Peter M. Schoenfeld  (collectively, the “PSAM Group”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) relating to the solicitation of proxies by the PSAM Group from stockholders of MetroPCS Communications, Inc. (“MetroPCS”) in connection with the special meeting of stockholders to be held on April 12, 2013 to vote upon matters relating to the proposed combination of MetroPCS with T-Mobile USA, Inc.   STOCKHOLDERS OF METROPCS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC RELATING TO SUCH SOLICITATION CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH SOLICITATION. The Definitive Proxy Statement and form of WHITE proxy card will be furnished to some or all of the stockholders of MetroPCS and will, along with other relevant documents filed with the SEC, be available free of charge at the SEC’s website at http://www.sec.gov. In addition, the PSAM Group will provide copies of the Definitive Proxy Statement and accompanying WHITE proxy card without charge upon request.

About PSAM

P. Schoenfeld Asset Management LP (together with its affiliates, “PSAM”) was founded by Peter M. Schoenfeld and has been providing investment advisory services since 1997.  PSAM invests on behalf of its clients in both equity and credit securities in global event driven opportunities, including: international consolidations, corporate restructurings, spin-offs, divestitures, and stressed and distressed credits.  PSAM has offices in New York and London, which are registered with the SEC and authorised and regulated by the FSA, respectively.

For Investor Inquiries:

Arthur Crozier/Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

For Media Inquiries:

Steve Bruce/Catherine Jones

ASC Advisors

(203) 992-1230

# # #

MetroPCS Communications, Inc. Analysis of Proposed Combination with T-Mobile USA, Inc. & Standalone Alternative March 18, 2013 0

MetroPCS Communications, Inc. Executive Summary 1

Executive Summary Executive Summary The standalone alternative yields superior value to PCS shareholders if PCS shareholders vote AGAINST the proposed combination of PCS and T-Mobile – IT IS A VIABLE AND ATTRACTIVE ALTERNATIVE THAT PCS SHAREHOLDERS MUST CONSIDER The proposed equity split allocating 26% of the proposed combined PCS/T-Mobile post transaction (the “Combined Company”) to MetroPCS Communications, Inc’s. (“PCS”) proposed combination with T-Mobile USA, Inc. (“T-Mobile”) is seriously flawed and does not provide full and fair value to PCS shareholders p p q y p g p p p py PCS shareholders is patently unfair The equity split does not reflect recent exceptionally strong performance by PCS A $1.5 billion spectrum acquisition deduction charged to PCS is not appropriate or consistent, and no details are provided by PCS regarding this significant spectrum acquisition The proposed equity split is based on stale and overly conservative PCS projections, according to the Company’s own proxy p p q y p y pj , g p y p y statement The transaction unfairly favors Deutsche Telekom AG (“DT”), offering unequal downside protection with their $15.0 billion creditor position, a 74% equity ownership position and control over management and the Board of the Combined Company – the serious conflicts of interest and violations of good corporate governance are clear The flawed transaction process was not designed to obtain the highest value for all PCS shareholders and does not provide any control premium to PCS shareholders despite an unequivocal sale of control to DT Limited discussions occurred with parties over an extended period of time and no coordinated process occurred in the present M&A, financing and industry environment to assure PCS shareholders that the proposed transaction maximizes PCS shareholder value The deal is irresponsibly and inefficiently structured value and The proposed capital structure is neither appropriate nor fair to PCS shareholders – transfers from PCS shareholders to DT places excess ongoing risk on PCS shareholders There are multiple hidden transfers of significant value to DT, including above market interest rates on the proposed intercompany notes to be owed by the Combined Company to DT (the “DT Notes”) A capital structure with no secured debt is not remotely optimal, highly expensive and unfairly favors the Combined Company’s creditor 2 largest creditor, DT The Combined Company will be under-capitalized – significantly enhanced operating flexibility would result from an appropriate amount of leverage and a market-based capital structure The $4.6 billion make-whole premium on the DT Notes is excessive, burdens the Combined Company and limits refinancing options

Executive Summary

Executive Summary (cont.)

The deal is irresponsibly and inefficiently structured (cont.)

- **A pervasive lack of transparency places PCS shareholders at a significant disadvantage in objectively evaluating the merits of the transaction**
  - Among many other issues detailed in our analysis, there has been no clarity regarding a suggested $1.5 billion PCS spectrum investment by PCS and its impact on the equity split, the source and rational for the synergies valued at $6.0 - $7.0 billion, the identity of the directors of the Combined Company Board post-closing and various other material items
  - Additionally, there are numerous other facts that raise concerns regarding significant conflicts of interest that we address in detail

There are compelling and actionable attractive options for PCS to consider other than the proposed T-Mobile deal, including continuing on as a viable standalone company

- **PCS's stock price is down over 24% since the announcement of the proposed transaction and is trading at a significant discount to the PCS standalone values presented by PCS and their own financial advisors – the market is clearly voting "AGAINST" the proposed T-Mobile transaction**
- **PCS's spectrum portfolio and mobile virtual network operator ("MVNO") alternative provides important downside protection**

PCS shareholders should vote AGAINST the proposed T-Mobile transaction to ensure PCS has the option of pursuing other actionable alternatives, including (i) a fulsome and current review of strategic and financial buyer interest, (ii) a renegotiation of terms with DT and/or (iii) the compelling standalone option

THERE IS AN OVERWHELMING AND COMPELLING CASE FOR PCS SHAREHOLDERS TO VOTE AGAINST THE PROPOSED T-MOBILE TRANSACTION

PSAM 3

MetroPCS Communications, Inc. Transaction Overview 4

Transaction Overview

Proposed Capital Structure & PCS Stock Performance

Proposed Capital Structure
($ in millions, except per share amounts)

	Book Value	Cumulative Multiple (1)
DT Notes (Permanent Notes)	$7,500.0	
DT Notes (Reset Notes)	7,500.0	
Total DT Notes	$15,000.0	2.3x
New PCS Notes	3,500.0	
Existing PCS Notes	2,000.0	
Total Combined Company Debt	$20,500.0	3.2x
T-Mobile Lease Obligations	2,400.0	
PCS Lease Obligations	400.0	
Total Adjusted Combined Company Debt	$23,300.0	3.6x
Less: Total Cash at Closing	(1,800.0)	
Net Debt	$21,500.0	3.4x
Pro Forma Price per Share (before split) (2)	$6.23	
Estimated Combined Company Shares Outstanding (before split)	1,422.3	
Total Combined Company Equity	$8,866.3	
Implied Enterprise Value ("EV") of Combined Company	$30,366.3	4.7x
Debt / Total Capitalization		72.4%
Equity / Total Capitalization		27.6%
Total Debt / EBITDA (2012A)		3.6x
Net Debt / EBITDA (2012A)		3.4x

(1) *Based on Combined Company 2012A EBITDA of $6.4 billion*
(2) *Calculated based on PCS share price of $10.29 (as of March 14, 2013) less $4.06 per share dividend to PCS shareholders*

Historical PCS Trading Performance Since Announcement



MetroPCS (NYSE:PCS)
Current (3/14/2013) $10.29
52-wk High (10/2/2012) $14.51
52-wk Low (6/26/2012) $5.53
(10/2/2012) One-day prior to announcement of transaction with T-Mobile ($13.57)
S&P 500 8.1%
(12/12/2012 – 3/8/2013) PCS Chairman Roger Linquist sells 28% of his position in PCS
PCS (24.2%)
(10/3/2012) Shares close down (9.8%) on day of announcement ($12.24)
120.0%
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
10/2/2012
11/25/2012
1/18/2013
3/14/2013
PCS
S&P 500 Index

- PCS stock is trading at $10.29 per share, substantially below the "extremely compelling" price per share of $16.54 to $18.82 cited in PCS management's recent letter to PCS shareholders (1)
  - Since the deal was announced on October 3, 2012, PCS shares have declined 24.2% (2)
  - Pre-announcement, PCS shares traded at a 52-week high of $14.51, and at $18.69 as recently as May 2011

(1) *Dated February 26, 2013*
(2) *Based on share price of $13.57 one-day prior to transaction announcement (October 2, 2012)*

PSAM | 5

MetroPCS Communications, Inc. Key Transaction Issues 6

Key Transaction Issues

1.1 Interest Expense on DT Notes is Significantly Above Market

The estimated average interest rate of 7.72% on the $15.0 billion of DT Notes is significantly above market

- Interest rate on the DT Notes is based on yield of comparable indices and securities plus additional spread (187.5 bps for Permanent Notes and 100.0 bps for Reset Notes) and is further adjusted to reflect OID of 200 bps (spread over tenor of notes)
- On March 8, 2013, PCS issued $3.5 billion of unsecured notes ("New PCS Notes") priced to yield 6.44%, on a blended basis
  - These notes are *pari passu* to the DT Notes and provide similar key terms and protections
  - The New PCS Notes are yielding 6.00% based on current trading levels
    - Yield reflects highly levered capital structure and pricing overhang from DT Notes
- Adjusting the $15.0 billion of DT Notes to fair market value results in an implied debt obligation of $16.8 billion
  - **Incremental $1.8 billion in market value of DT Notes is a pure transfer of value from PCS shareholders to DT, representing $1.23 per share on a pro forma basis**
  - **Approximate 172 basis point spread between the New PCS Notes and DT Notes represents approximately $260 million of incremental annual interest payments to be made by the Combined Company**

Calculation of Fair Market Value of DT Notes
($ in millions)

Issue	Average Tenor	Average Coupon (1)	Principal Amount	Comparable Market Yield	Average Price	Implied Market Value	Implied Market Premium
Permanent Notes	8.5 years	8.16%	$7,500	6.00% (2)	111.1	$8,336	$836
Reset Notes	8.5 years	7.28%	7,500	5.13% (3)	112.2	8,419	919
Total DT Notes	**8.5 years**	**7.72%**	**$15,000**	**5.56%**	**111.7**	**$16,755**	**$1,755**

The proposed average interest rate on the DT Notes is significantly above market and is a pure transfer of value from PCS shareholders to DT

Previously, DT charged T-Mobile (a fully-controlled subsidiary) 4.3%* annually and carried the obligations at face value

(1) *Coupon based on the estimated committed weighted average interest rate of 8.16% for all Permanent Notes and 7.28% for all Reset Notes per PCS proxy filing*
(2) *Comparable market yield based on midpoint of yield on 6.250% Senior Notes due 2021 and 6.625% Senior Notes due 2023 issued by PCS on March 8, 2013, which are yielding an average of 6.00% based on current trading levels*
(3) *Based on comparable market yield of 6.00% on Permanent Notes, less 87.5 basis points to account for spread between Permanent Notes and Reset Notes*
* *Based on (i) interest expense to affiliates for the twelve month period ended December 31, 2012 divided by (ii) average notes payable to affiliates*

PSAM 7

Key Transaction Issues

Excessive Interest Rates Further Leverage the Combined Company

Proposed Capital Structure with Market Value
($ in millions, except per share amounts)

	Book Value	Cumulative Multiple [1]	Market Value	Cumulative Multiple [1]
DT Notes (Permanent Notes)	$7,500.0		$8,335.9 [2]	
DT Notes (Reset Notes)	7,500.0		8,418.7 [2]	
Total DT Notes	**$15,000.0**	**2.3x**	**$16,754.6**	**2.6x**
New PCS Notes	3,500.0		3,500.0	
Existing PCS Notes	2,000.0		2,000.0	
Total Combined Company Debt	**$20,500.0**	**3.2x**	**$22,254.6**	**3.5x**
T-Mobile Lease Obligations	2,400.0		2,400.0	
PCS Lease Obligations	400.0		400.0	
Total Adjusted Combined Company Debt	**$23,300.0**	**3.6x**	**$25,054.6**	**3.9x**
Less: Total Cash at Closing	(1,800.0)		(1,800.0)	
Net Debt	**$21,500.0**	**3.4x**	**$23,254.6**	**3.6x**
Pro Forma Price per Share (before split) [3]	$6.23		$6.23	
Estimated Combined Company Shares Outstanding (before split)	1,422.3		1,422.3	
Total Combined Company Equity	**$8,866.3**		**$8,866.3**	
Implied Enterprise Value ("EV") of Combined Company	**$30,366.3**	**4.7x**	**$32,120.9**	**5.0x**
Debt / Total Capitalization		**72.4%**		**73.9%**
Equity / Total Capitalization		**27.6%**		**26.1%**
Total Debt / EBITDA (2012A)		**3.6x**		**3.9x**
Net Debt / EBITDA (2012A)		**3.4x**		**3.6x**

(1) *Based on Combined Company 2012A EBITDA of $6.4 billion*
(2) *Represents DT Notes adjusted to implied fair market value. See page 7*
(3) *Calculated based on PCS share price of $10.29 (as of March 14, 2013) less $4.06 per share dividend to PCS shareholders*

PSAM | 8

Key Transaction Issues

1.2 Capital Structure Should Include Secured Debt

- Including secured debt would maximize shareholder value and result in lower interest expense and a lower make-whole premium
  - Assuming 40% secured debt for the Combined Company, interest expense would be reduced by $254 million per year
    - Based on $8.2 billion of secured debt with interest rate of 4.6% (compared to 7.7% for DT Notes)
      - DT's own unique credit restrictions are the cause of this higher cost on PCS shareholders

Comparable Secured Debt [1]
(Secured debt as % of total debt)



19%
53%
55%
42%
Sprint [2]
Leap
PCS Standalone
Average

Proposed Adjustment for Combined Company
(Secured debt as % of total debt)



0%
40%
Current
Proposed

(1) Excludes capital lease and financing obligations
(2) Pro forma for SoftBank and Clearwire transactions

DT has disclosed in public forums that its credit agreements prohibit it from issuing low-cost secured debt at subsidiaries majority owned by DT

PCS shareholders should not be penalized for DT's restrictions and perverse motivations. These costs should be borne by DT, not PCS shareholders

PSAM | 9

Key Transaction Issues

1.3 Combination is Over-Levered

Proposed Debt / Equity Ratio is Above Market

- The proposed capital structure at 3.6x to 3.9x net debt / 2013E EBITDA is over-levered relative to peers
- Pro forma equity of 26.1% to 27.6% is <u>more aggressive than LBO's in the current deal environment</u>

How can the Combined Company compete as a national player?

Combined Company Pro-Forma Capitalization ($mm)

	Market Value[1]	% of Total Cap
Total Combined Company Debt	$25,054.6	73.9%
Pro Forma Price per Share (before split)[2]	$6.23	
Estimated Shares Outstanding (before split)	1422.3	
Total Pro Forma Equity	$8,866.3	26.1%[3]
Total Capitalization	$33,920.9	100.0%

(1) Includes DT Notes adjusted to implied fair market value. See page 7
(2) Calculated based on PCS share price of $10.29 (as of March 14, 2013) less $4.06 per share dividend to PCS shareholders
(3) 27.6% using face amount of DT notes

Peer Comparison – Net Debt / 2013E EBITDA


3.9x
Based on Market Value of Debt
3.6x
1.6x
1.6x
1.5x
Combined Company
AT&T
Sprint
Verizon

Note: Assumes proportional consolidation of Verizon Wireless and Sprint pro forma for Softbank

Historical Equity Contribution to Leveraged Buyouts


26.1%
42.6%
50.8%
43.8%
41.5%
39.4%
39.0%
Combined Company
2008
2009
2010
2011
2012
4Q12

Source: S&P CapitalIQ

Excessive leverage limits future flexibility and increases risk to PCS shareholders

PSAM | 10

Key Transaction Issues

1.4 Make-Whole Premium is Significant and Burdensome

Refinancing of DT Notes prior to the expiration of the call period will cost Combined Company $4.6 billion, which is more than the entire equity float of the Combined Company and 52% of the total equity value*

- **Outsized refinancing premium destroys Combined Company's ability to significantly lower its cost of capital and dilutes its attractiveness to potential strategic buyers**
- This effectively shuts the company out of the financing market for the foreseeable future
- Allows DT to misappropriate future strategic value to itself

Calculation of Make-Whole Premium on DT Notes
($ in millions)

Issue	Average Tenor	Average Coupon (1)	Principal Amount	Call Protection	Make-Whole (2)	Average MW Price (3)	MW Premium (3)
Permanent Notes	8.5 years	8.16%	$7,500	2 - 5 years	T+50 bps	130.0	$2,251
Reset Notes	8.5 years	7.28%	7,500	4 - 6 years	T+50 bps	131.7	2,378
Total DT Notes	**8.5 years**	**7.72%**	**$15,000**	**2 - 6 years**	**T+50 bps**	**130.9**	**$4,629**

(1) Coupon based on the estimated committed weighted average interest rate of 8.16% for all Permanent Notes and 7.28% for all Reset Notes per PCS proxy statement
(2) Treasury rates calculated from interpolated U.S. Treasury yields quoted from U.S. Treasury to relevant call dates for each note
(3) Make-whole price and premium calculated based on June 30, 2013 closing

Given DT's control and dominant position in the Combined Company, the DT Notes should have no call premium

* *Based on pro forma equity value of $8.9 billion. See page 5*

PSAM | 11

1.5 Hidden Transfer of Value to DT is Enormous Key Transaction Issues Even without reducing overall leverage, including (i) an appropriate amount of less expensive secured debt and (ii) market interest rate on DT Notes, has significant benefits Reduction of interest expense of approximately $370 million annually assuming approximately $8.2 billion of secured debt at current PCS secured interest rate and DT Notes in line with the New PCS Notes Equates to $3.2 billion reduction in interest payments over term of DT Notes Average Annual Interest Interest Cumulative Average Annual Interest Interest Cumulative Proposed Capital Structure ($ in millions) Capital Structure with Secured Debt and Market Interest Rates ($ in millions) Facility Amount Rate Expense Leverage (1) Bank / Secured Debt (40% of Total Debt) (2) $8,200.0 4.62% (3) $379.2 1.3x DT Notes (Permanent Notes) 3,400.0 6.44% (4) 218.9 3.2x DT Notes (Reset Notes) 3,400.0 5.56% (5) 189.1 3.2x New PCS Notes 3,500.0 6.44% 225.3 3.2x Existing PCS Notes 2,000.0 7.25% 145.0 3.2x Total Combined $20 500 0 5 65% $1 157 5 3 2x Facility Amount Rate Expense Leverage (1) Bank / Secured Debt - - - - DT Notes (Permanent Notes) $7,500.0 8.16% 612.0 3.2x DT Notes (Reset Notes) 7,500.0 7.28% 546.0 3.2x New PCS Notes 3,500.0 6.44% 225.3 3.2x Existing PCS Notes 2,000.0 7.25% 145.0 3.2x T lC bi dC Db $20 500 0 7 46% $1 528 3 3 2 Company Debt 20,500.0 5.65% 1,157.5 3.2x T-Mobile Lease Obligations 2,400.0 3.6x PCS Lease Obligations 400.0 3.6x Total Adjusted Combined Company Debt $23,300.0 3.6x $1 599 Total Combined Company Debt 20,500.0 7.46% 1,528.3 3.2x T-Mobile Lease Obligations 2,400.0 3.6x PCS Lease Obligations 400.0 3.6x Total Adjusted Combined Company Debt $23,300.0 3.6x Memo: M k Wh l P i DTN $4 629 Difference of $371 million per year $3.2 billion over 8.5 years (6) Make-whole premium would be reduced by $3.0 billion if PCS and DT reduced aggregate principal amount and interest rate of DT Notes 1,599 Make Whole Premium on DT Notes 4,629 Difference of $3.0 billion ) 12 (1) Based on Combined Company 2012A EBITDA of $6.4 billion (2) Based on comparable companies. See page 9 (3) Assumes equivalent interest rate to current PCS Senior Secured Facility as of December 31, 2012 (4) Based on the weighted average coupon of New PCS Notes, which were issued on March 8, 2013 (5) Based on the weighted average coupon of New PCS Notes, which were issued on March 8, 2013, less 87.5 basis points to account for the spread between Permanent Notes and Reset Notes (6) Reduced for adjusted rate on DT Notes and for reduction in amount of DT Notes by $8.2 billion

1.6 Optimized and Sustainable Capital Structure will Benefit all Shareholders Key Transaction Issues Reducing the amount of the DT Notes will benefit all Combined Company shareholders, including DT Key Benefits to Combined Company: Equity Value will Increase Substantially Value DT Operational and Financial Flexibility Excess cash flow can be used to pay dividend or invest in growth Accretive to Increase in DT’s Combined Company equity value would more than offset the lower debt to DT p y g Multiple Accretion Eliminating capital structure overhang leads to higher valuation Lower Make-Whole will Provide Refinancing Flexibility and not Discourage Potential Buyers 13

Reducing DT Notes by $4.0 Billion is Accretive to DT Key Transaction Issues Reducing total debt by $4.0 billion results in value accretion for all Combined Company shareholders, including DT Reducing DT Notes by $4.0 billion Benefits all Combined Company Shareholders ($ in millions) Current Adjustment As Adjusted EV/EBITDA Multiple 5.0x 5.5x 2013E Combined Company EBITDA $5,918.0 $5,918.0 Implied Enterprise Value $29,590.0 $32,549.0 Less: Net Debt (21,500.0) (4,000.0) (17,500.0) I li dE i Vl $8 090 0 $15 049 0 $20,986.6 $22,136.3 Value of DT Stake Implied Equity Value 8,090.0 15,049.0 Implied Value to DT: DT Notes (Book Value) $15,000.0 $11,000.0 DT Equity Stake at 74% 5,986.6 11,136.3 Total Implied Value to DT $20,986.6 $22,136.3 $ $5,986.6 $11,136.3 $4.0 billion reduction in DT Notes Implied Value to PCS Shareholders: PCS Shareholders Equity Stake at 26% $2,103.4 $3,912.7 Total Implied Value to PCS Shareholders $2,103.4 $3,912.7 15,000.0 $11,000.0 Current As Adjusted Pro forma multiple expansion from 5.0x to 5.5x Increase of $1.1 billion Debt Position Equity Stake 14

2. Negotiated Equity Split has Multiple Flaws and Inconsistencies Key Transaction Issues $1.5 billion spectrum deduction PCS-Related Flaws and Inconsistencies DT-Related Flaws and Inconsistencies Above market terms on DT Notes Using debt does not 1 8 Not appropriate or consistent (see page 16) 2012A outperformance PCS 2012 actual EBITDA of $1,530 exceeded estimates by 15% (1) I d t d bt iti face value of reflect $1.8 billion of market premium 2012A performance T-Mobile actual EBITDA of $4,886 million was 1% lower than estimates (2) Improved net debt position More recent balance as of December 31, 2012 better reflects PCS contribution 2013E performance T-Mobile estimated EBITDA for 2013 was adjusted upward by PCS management by $573 million PCS’s proxy statement is vague and does not provide proper disclosure with respect to these adjustments Other benefits not quantified in equity split calculation Improved spectrum position Owning PCS spectrum will reduce future needs Accelerated IPO without associated fees/costs 15 Royalty fees for use of T-Mobile brand (1) Represents 2012 PCS reported EBITDA of $1,512.4 million plus $17.6 million of one-time legal and professional service expenses related to T-Mobile transaction, as compared to 2012 estimate of $1,331 million discussed in proxy statement (2) Represents 2012 T-Mobile reported EBITDA of $4,886 million as compared to 2012 estimate of $4,919 discussed in PCS’s proxy statement

Key Transaction Issues

Spectrum Deduction by PCS is NOT Appropriate or Consistent

- PCS's proxy statement provides that a standalone PCS would be required to purchase $1.5 billion of additional spectrum
  - Including the assumed spectrum purchase as part of a DCF valuation for a standalone PCS *may* be acceptable
- However, spectrum deduction by PCS is not appropriate or consistent for determining equity splits
  - Spectrum purchase would result in an extremely valuable asset of the Combined Company
  - Does not impact book or market value of equity
    - Exchange of cash with spectrum asset should not impact valuation
  - Doubles existing spectrum position for PCS, allowing for substantial upside in subscriber and cash flow growth that may not be adequately reflected in projections
    - **Deduction for spectrum implies a significantly lower multiple for PCS vs. T-Mobile**

Spectrum Adjustment Implies Significantly Lower Multiple for PCS

($ in millions)	MetroPCS
2013E EBITDA [1]	$1,359.0
Assumed EV/EBITDA Multiple	5.0x
Implied Enterprise Value	$6,795
Less: Spectrum Capex	(1,500)
Adjusted Enterprise Value	$5,295.0
Implied Adjusted EV/EBITDA	**3.9x**
Implied Price per Share [2]	**$8.49**



Assumed EV/EBITDA Multiple
5.0x
5.0x
T-Mobile
PCS
Impact of Spectrum Adjustment for PCS
Implied Adjusted EV/EBITDA Multiple
5.0x
3.9x
T-Mobile
PCS

(1) *Estimated 2013 PCS EBITDA as per PCS's proxy statement dated March 12, 2013*
(2) *Calculated as (a) (i) Implied Enterprise Value less (ii) PCS net debt of $2,155 million as of December 31, 2012 divided by (b) 369.8 million PCS fully diluted shares; Includes 4.7 million restricted shares*

- **DT receives substantial benefits from this transaction that are not captured in the equity split**
- In addition, the Combined Company is not planning to purchase additional spectrum, including the $1.5 billion, in the near term

PSAM | 16

Key Transaction Issues

Equity Split Does Not Reflect 2012 Actual EBITDA Contribution

- Key adjustments include:
  1) PCS 2012 Actual EBITDA of $1,530 million[1] beat estimates by 15%
  2) T-Mobile Actual EBITDA of $4,886 million was 1% lower than estimates
  3) DT Notes adjusted to market value to appropriately reflect capital structure (hidden transfer of value)
  4) PCS balance sheet updated based on December 31, 2012 figures

As Negotiated
($ in millions)

Implied Equity Split Based on Estimated 2012 EBITDA per PCS's proxy statement

	MetroPCS	T-Mobile	Combined Company
EV/EBITDA Multiple	5.00x	5.00x	5.00x
2012E EBITDA	$1,331.0 [2]	$4,919.0 [3]	$6,250.0
Implied Enterprise Value	$6,655.0	$24,595.0	$31,250.0
Plus: Cash	2,565.3	734.7 [4]	1,800.0
Less: Dividend	(1,500.0)	-	-
Less: Debt	(4,500.0)	(16,000.0) [5]	(20,500.0)
Less: Capital Lease Obligations	(400.0)	(2,400.0)	(2,800.0)
Implied Equity Value	$2,820.3	$6,929.7	$9,750.0
Implied Equity Split	28.9%	71.1%	100.0%

Note: Balance sheet items as per PCS proxy statement and T-Mobile presentation dated October 3, 2012

Updated for Year-End 2012 Financials & Debt Adjustment
($ in millions)

Implied Equity Split Based on Actual 2012 EBITDA

	MetroPCS	T-Mobile	Combined Company
EV/EBITDA Multiple	5.00x	5.00x	5.00x
2012A EBITDA	$1,530.0 [1]	$4,886.0 [6]	$6,416.0
Implied Enterprise Value	$7,650.0	$24,430.0	$32,080.0
Plus: Cash	2,613.3	686.7 [4]	1,800.0
Less: Dividend	(1,500.0)	-	-
Less: Debt	(4,446.5)	(17,754.6) [7]	(22,201.1)
Less: Capital Lease Obligations	(321.7)	(2,400.0)	(2,721.7)
Equity Value	$3,995.0	$4,962.1	$8,957.1
Implied Equity Split	44.6%	55.4%	100.0%

Note: PCS balance sheet items as per company filings; T-Mobile / Combined Company balance sheet as per T-Mobile presentation dated October 3, 2012

Increase of 16% of Combined Company

(1) *Represents 2012 PCS reported EBITDA of $1,512.4 million plus $17.6 million of one-time legal and professional service expenses related to T-Mobile transaction, as compared to 2012 estimate of $1,311 million discussed in PCS's proxy statement*
(2) *Estimated 2012 PCS EBITDA as per PCS's proxy statement dated March 12, 2013*
(3) *Unadjusted Estimated 2012 T-Mobile EBITDA as per PCS's proxy statement dated March 12, 2013*
(4) *Cash at T-Mobile solved for to equal $1.8 billion for Combined Company, as per T-Mobile presentation dated October 3, 2012*
(5) *Includes (i) the DT Notes of $15.0 billion plus (ii) $1.0 billion of third-party debt*
(6) *Represents 2012 T-Mobile reported EBITDA of $4,886 million as compared to 2012 estimate of $4,919 discussed in PCS's proxy statement*
(7) *Includes (i) the DT Notes of $15.0 billion, adjusted to implied fair market value based on comparable market yield, plus (ii) $1.0 billion of third-party debt. See page 7 for calculation of implied fair market value of the DT Notes*

PSAM | 17

Key Transaction Issues

Equity Split Does Not Reflect 2013 Estimated EBITDA Contribution

- Key adjustments include:
  1) DT Notes adjusted to market value to appropriately reflect capital structure (hidden transfer of value)
  2) PCS balance sheet updated based on December 31, 2012 figures

As Negotiated
($ in millions)

Implied Equity Split Based on Estimated 2013 EBITDA per PCS's proxy statement

	MetroPCS	T-Mobile	Combined Company
EV/EBITDA Multiple	5.00x	5.00x	5.00x
2013E EBITDA	**$1,359.0** (1)	**$4,559.0** (2)	**$5,918.0**
Implied Enterprise Value	$6,795.0	$22,795.0	$29,590.0
Plus: Cash	2,565.3	734.7 (3)	1,800.0
Less: Dividend	(1,500.0)	-	-
Less: Debt	(4,500.0)	(16,000.0) (4)	(20,500.0)
Less: Capital Lease Obligations	(400.0)	(2,400.0)	(2,800.0)
Implied Equity Value	**$2,960.3**	**$5,129.7**	**$8,090.0**
Implied Equity Split	**36.6%**	**63.4%**	**100.0%**

Note: Balance sheet items as per Proxy dated March 12, 2013 and T-Mobile presentation dated October 3, 2012

Updated for Year-End 2012 Financials & Debt Adjustment
($ in millions)

Implied Equity Split Based on Estimated 2013 EBITDA per PCS's proxy statement

	MetroPCS	T-Mobile	Combined Company
EV/EBITDA Multiple	5.00x	5.00x	5.00x
2013E EBITDA	**$1,359.0** (1)	**$4,559.0** (2)	**$5,918.0**
Implied Enterprise Value	$6,795.0	$22,795.0	$29,590.0
Plus: Cash	2,613.3	686.7 (3)	1,800.0
Less: Dividend	(1,500.0)	-	-
Less: Debt	(4,446.5)	(17,754.6) (5)	(22,201.1)
Less: Capital Lease Obligations	(321.7)	(2,400.0)	(2,721.7)
Equity Value	**$3,140.0**	**$3,327.1**	**$6,467.1**
Implied Equity Split	**48.6%**	**51.4%**	**100.0%**

Note: PCS balance sheet items as per company filings; T-Mobile / Combined Company balance sheet as per T-Mobile presentation dated October 3, 2012

Increase of 12% of Combined Company

(1) *Estimated 2013 PCS EBITDA as per PCS's proxy statement dated March 12, 2013*
(2) *Unadjusted Estimated 2013 T-Mobile EBITDA as per PCS's proxy statement dated March 12, 2013*
(3) *Cash at T-Mobile solved for to equal $1.8 billion for Combined Company, as per T-Mobile presentation dated October 3, 2012*
(4) *Includes (i) DT Notes of $15.0 billion plus (ii) $1.0 billion of third-party debt*
(5) *Includes (i) the DT Notes of $15.0 billion, adjusted to implied fair market value based on comparable market yield, plus (ii) $1.0 billion of third-party debt. See page 7 for calculation of implied fair market value of the DT Notes*

PSAM | 18

Key Transaction Issues

3. Skewed Risk / Reward For PCS Shareholders vs. DT

	Upside Case	Downside Case
DT Gets	■ $15.0 billion of DT Notes ■ $1.8 Billion of DT Notes premium ■ 74% of equity (greater than implied split analysis) ■ $4.6 billion of make-whole protection ■ Royalty fees for use of T-Mobile brand	■ $15.0 billion of DT Notes ■ Above market interest on DT Notes ■ Royalty fees for use of T-Mobile Brand **and… 100% of the Combined Company!**
PCS Shareholders Get	■ $1.5 billion one-time dividend at closing ■ 26% of equity (significantly below implied split analysis)	■ $1.5 billion one-time dividend at closing **No Additional Recovery!**

Estimated synergies of $6.0 – $7.0 billion on a present value basis are highly speculative and any positive impact is not expected until Year 4 or 5

PSAM | 19

PCS Shareholders Exposed to Significant Downside while DT has Substantial Protection Key Transaction Issues Illustrative Reduction to 2013E EBITDA 0% 10% 20% 30% Illustrative Recovery at Various 2013E EBITDA Downside Scenarios ($ in millions, expect per share amounts) Implied Combined Company EBITDA $5,918.0 $5,326.2 $4,734.4 $4,142.6 EV/EBITDA Multiple 5.0x 5.0x 5.0x 5.0x Implied Enterprise Value $29,590.0 $26,631.0 $23,672.0 $20,713.0 Less: Book Value of Debt (23,300.0) (23,300.0) (23,300.0) (23,300.0) Plus: 1 800 0 1 800 0 1 800 0 1 800 0 Cash 1,800.0 1,800.0 1,800.0 1,800.0 Implied Equity Value $8,090.0 $5,131.0 $2,172.0 ($787.0) Implied Price per Share (1) $5.69 $3.61 $1.53 $0.00 Protection to DT: Royalty Payments (Illustrative 12 month period) $53.5 $48.1 $42.8 $37.4 P i i l N t 15 000 0 15 000 0 15 000 0 15 000 0 Principal on DT Notes 15,000.0 15,000.0 15,000.0 15,000.0 Interest Expense on DT Notes (Illustrative 12 month period) 1,158.0 1,158.0 1,158.0 1,158.0 74% of Equity 5,986.6 3,796.9 1,607.3 0.0 Total DT Protection $22,198.1 $20,003.1 $17,808.1 $16,195.4 Protection to PCS Shareholders: % f i $ $ $ $ 26% of Equity 2,103.4 1,334.1 564.7 0.0 Total PCS Shareholder Protection $2,103.4 $1,334.1 $564.7 $0.0 Implied Protection per Share for PCS Shareholders (2) $9.75 $7.67 $5.59 $4.06 Note: For illustrative purposes, balance sheet items based on proposed capital structure at closing (1) Based on pro forma fully diluted shares of 1,422.3 million (2) Represents (a) implied price per share plus (b) dividend of $4.06 per share paid to PCS shareholders at closing of transaction 20

Key Transaction Issues

4. PCS Deserves Higher Multiple than T-Mobile

- PCS deserves a higher EBITDA multiple than T-Mobile
  - **Superior recent financial performance – Since 2010, PCS has outperformed T-Mobile in several key financial metrics:**

Service Revenue (CAGR 2010 - 2012)		EBITDA (CAGR 2010 - 2012)		EBITDA Margin (2012)		EBITDA - Capex (CAGR 2010 - 2012)		ARPU (CAGR 2010 - 2012)		Subscriber Value [1] (Lifetime CF as % of CPGA)	
MetroPCS	10.9% ↑	MetroPCS	14.0% ↑	MetroPCS	30.0% ↑	MetroPCS	33.1% ↑	MetroPCS	1.1% ↑	MetroPCS	185.0% ↑
T-Mobile	(4.1%)	T-Mobile	(5.6%)	T-Mobile	24.8%	T-Mobile	(13.6%)	T-Mobile	(3.2%)	T-Mobile Post Paid	131.0%
										T-Mobile 4G	88.0%

  - PCS shareholders have been offered 26% of the Combined Company and DT has significant control of the Board and management (even when its ownership falls below 50%). DT will be by far the largest creditor of the Combined Company. **The proposed transaction clearly represents a change in control and PCS shareholders should receive an appropriate control premium**
  - **Average 1-day prior change in control premiums in 2012 were 33%** [2]
    - The observed forward multiples selected by Evercore, PCS's financial advisor, indicate such premiums relative to trading comparables
      - Precedent Transaction: Observed Mean 5.8x, Median 6.7x; Selected Range of 5.0x to 7.0x
      - Trading Comparables: Observed Mean 5.1x, Median 5.2x; Selected Range of 4.75x to 5.75x
  - **T-Mobile is not contributing trademarks, an important and valuable asset of the Combined Company**
    - As part of the transaction, DT will extract additional value by charging the Combined Company royalty fees of 0.25% of pro forma revenue
  - **Applying a multiple of 6.0x to PCS and 5.0x to T-Mobile (based on 2012A EBITDA contribution) would <u>increase the equity split from 45% to 53% for PCS shareholders</u>**

(1) Additional detail and calculation can be found on page 39 in Appendix
(2) Per Thomson Reuters, as of December 31, 2012. Premiums are relative to target share prices one day prior to announcement for deals with U.S. targets valued over $100 million

PSAM | 21

Key Transaction Issues

5. Absence of Control Premium to PCS Shareholders Despite Clear Change of Control

- **PCS SHAREHOLDERS ARE NOT RECEIVING ANY CONTROL PREMIUM DESPITE DT OBTAINING ABSOLUTE CONTROL – the proposed combination is not a merger of equals, but an unequivocal sale of control to DT (despite the form of consideration being stock)**
  - PCS has *artfully* mischaracterized the transaction as a "business combination" and not a sale of control of PCS to DT – **the clear sale of control of PCS has been concealed to avoid the fact that PCS shareholders are not receiving a change in control premium for their PCS shares**
- The evidence of a sale of control to DT is clear
  - DT will be appointing 8 of 11 directors to the Board of the Combined Company
  - Even if DT reduces its ownership position below 50%*, it will have consent rights (i.e., veto) over nearly all important decisions made by the Combined Company, including
    - Any change in the Chief Executive Officer
    - Any change in the size of the Board
    - Any acquisition or sale over $1.0 billion
    - Any share repurchase
    - Any special dividend
  - The transaction is a self-evident change in control under PCS's bond indentures and in the eyes of the FCC

While DT will be extracting significant value from the Combined Company that DT will control, PCS shareholders are not receiving any change in control premium for their PCS shares

**But not less than 30%*

PSAM | 22

6. Flawed Process Not Designed to Maximize PCS Shareholder Value Key Transaction Issues Despite DT clearly seeking to obtain control of PCS since February 2012, PCS did not initiate a recent and coordinated process designed to obtain the highest value for all PCS shareholders Ad hoc discussions with parties over several years is not sufficient to maximize shareholder value – industry, M&A and financing environments have improved materially during that extended period of time Despite the background to the transaction disclosure in PCS’s proxy statement attempting to justify the proposed transaction, the disclosure highlights a record of missed opportunities and negotiations that transferred negotiating leverage to DT, maximized value for DT and failed to maximize shareholder value for PCS shareholders PCS disclosed that it has had “strategic discussions” with 8 parties in addition to DT since 2009 Discussions with five of the parties were regarding acquisitions, not a sale of the company Discussions with only two parties, Company C and Company G, were specifically characterized by PCS as a sale of PCS Any party interested in acquiring PCS is practically prevented under the PCS/T-Mobile Business Combination Agreement from doing so given the (i) significant non-solicit restrictions on PCS, (ii) the absence of a “go-shop”, (iii) the specter of a $150 million break-up fee, (iv) DT’s rights under the Business Combination Agreement to match any offer made by any other party and (v) the requirement that PCS must hold a shareholder meeting to vote on the proposed T-Mobile transaction regardless of any change in circumstances (i.e., a “force the vote” requirement) The flawed process lead to less than favorable deal terms for PCS shareholders – see page 24 reflecting the deterioration of deal terms that benefited DT, not PCS shareholders PCS shareholders should vote AGAINST the proposed T-Mobile transaction to ensure the option of pursuing other actionable alternatives, including (i) a fulsome and current review of strategic and financial 23 buyer interest, (ii) a renegotiation of terms with DT and/or (iii) the compelling standalone option

Key Transaction Issues

PCS's Strong Performance Not Reflected in Deal Terms

- When PCS had an earnings miss in Q1 2012, deal terms moved dramatically in DT's favor
- When PCS reported record performance in Q2 2012, deal term changes were nominal
- T-Mobile's poor performance had no material effect on deal terms based on PCS's own disclosure

4/3/12

Basic Combination Terms:
DT Equity: 60% / 40%, but DT voting limited to 49%
Debt: $7B in new debt issuance to DT
$10B new third-party
Cash Payment to DT: $10B
Board: Majority approved by shareholders other than DT

4/18/12 — metroPCS

Q1 Earnings
▪Income from operations down 32% ↓
▪Adj. EBITDA down 8% ↓

5/16/12-5/30/12

↓ Deterioration in Deal Terms

Revised Terms:
DT Equity: 77.5% to 79.5%
Condition: DT obtaining third-party refinancing of $15B in intercompany debt
Cash to PCS: $1.5B to $2.0B
Board: DT to appoint 7 of 9 directors (with 10th being CEO)

7/26/12 — metroPCS

Q2 Earnings
▪Revenue increased 6% ↑
▪Adj. EBITDA increased 33% ↑

7/31/12-8/5/12

Revised Terms:
DT Equity: 74%
Debt: $15B DT intercompany debt; $5.5B in additional debt; $2.4B DT/T-Mobile sale-leaseback
Cash to PCS: $1.5B
Board: DT's representation proportionate to ownership

8/9/12 — T-Mobile

Q2 Earnings
▪Revenue down 3% ↓
▪Adj. Operating Income Before Depreciation and Amortization ("OIBDA") increased 5% ↑

10/3/12

PCS / T-Mobile Business Combination Announced

10/30/12 — metroPCS

Q3 Earnings
▪Revenue increased 4% ↑
▪Adj. EBITDA increased 42% ↑
▪**Highest quarterly Adj. EBITDA Margin in PCS history of 42%** ↑

11/8/12 — T-Mobile

Q3 Earnings
▪Revenue down 6% ↓
▪Adj. OIBDA down 15% ↓

PSAM | 24

7. Conflicts, Lack of Transparency and Additional Concerns Key Transaction Issues Based on the information PCS and DT have provided PCS shareholders there is significant evidence of At the same time as advocating the purported potential value of the Combined Company’s shares to PCS shareholders, DT is extracting value to itself through every means possible other than as a shareholder of the Combined Company shareholders, conflicts of interest, lack of transparency and additional concern that PCS shareholders need to strongly consider Excessive debt fees, T-Mobile trademark royalties and other payments to Deutsche Telekom/T-Mobile – total fees and other payments are in excess of $350 million These fees and payments are off-market and patently unfair to PCS shareholders If DT is so confident about the share value of the Combined Company, why does it not want to align itself with the best interests of minority PCS shareholders in the Combined Company? Why does DT want to take value away from PCS shareholders through intercompany debt and opaque structures rather than align itself with minority PCS shareholders in the Combined Company? PCS Chairman Roger Linquist recently sold approximately $20 million in PCS shares (representing approximately 28% of his share position in PCS) despite recently signing letters to PCS shareholders that purported an expected post-transaction PCS h l th t i 65 85% hi h th th i t hi h hi t l d share value that is 65-higher than the prices at which his recent sales occurred If PCS’s Chairman is so confident the Combined Company will achieve these projected, pro forma share values in the near future, why is he selling and not buying PCS shares? why did he repeatedly turn down the offer of being non executive Chairman of the Combined Company’s Board? non-Company s PCS’s claims to PCS shareholders that these are sales through a “10b5-1 plan” is an insufficient explanation to PCS shareholders – while this may be the legal mechanism to sell shares in the market, allowing these sales to continue demonstrates a material lack of confidence in the proposed transaction – especially given that those sales only substantially began in December, 2012 25 Both DT, through the structuring of the proposed T-Mobile transaction, and PCS’s Chairman, through his significant sale of PCS shares, are showing a demonstrated lack of confidence in the purported benefits of the proposed T-Mobile transaction

Key Transaction Issues

7. Conflicts, Lack of Transparency and Additional Concerns (cont.)

- PCS attempted to use a stale record date for the PCS shareholder meeting to vote on the proposed T-Mobile transaction and have vigorously fought to avoid to include year-end financials for PCS, depriving shareholders of vital information to consider the transaction
- Page 46 of PCS's proxy statement reads

> *"As a holder of a substantial amount of equity and debt of the combined company, Deutsche Telekom may have different interests than other holders of MetroPCS common stock and may make decisions adverse to your interests"*

- DT is taking a $2.4 billion distribution from T-Mobile prior to the transaction, financed by a sale-leaseback of T-Mobile's towers
  - This was <u>not</u> properly disclosed in the initial PCS proxy statement and purported benefits were improperly attributed to a T-Mobile 2013 EBITDA adjustment
- DT benefits from a reverse merger into PCS public stock – enhancing T-Mobile and DT's strategic options for liquidity – while PCS liquidity (as measured by the public float) will substantially decline
- **<u>DT has negotiated additional rights that solely benefit DT to the detriment of PCS shareholders</u>**
  - In the event of an extraordinary transaction, <u>DT is contractually not required to share any change in control premium with other shareholders</u> if it sells shares comprising up to 30% of the Combined Company's common stock to a third party
  - This overhang will impact the valuation of the Combined Company's shares to the detriment of PCS shareholders, not DT
- **<u>DT will be both the Combined Company's largest shareholder and creditor</u>**
  - <u>This represents a significant conflict of interest – who will DT be representing?</u> If the Combined Company's projections are not met, given the significant level of intercompany debt owed to DT, will DT protect its debt position rather than protect the interest of shareholders?
- It is only to the benefit of DT and to the detriment of PCS shareholders that T-Mobile's trademarks are only licensed to the Combined Company, and <u>DT can unilaterally terminate the license</u> if it sells its position in the Combined Company below 50% if DT and the Combined Company cannot agree to revised terms
- Why is PCS's Board facilitating a liquidity event for DT – DT will extract extraordinary value through the intercompany debt with the Combined Company from which PCS shareholders will not benefit

PSAM 26

7. Conflicts, Lack of Transparency and Additional Concerns (cont.) Key Transaction Issues DT has structured the transaction to ensure that the Combined Company is unable to refinance the $15 billion of off-market intercompany debt owed to DT – note the following from page 48 of PCS’s proxy statement “The $15.0 billion notes to be purchased by Deutsche Telekommay only be redeemed, prior to certain specified dates for each series, if the combined T-Mobile ‘whole’ premium at the time of redemption. Such premium The inherent conflicts of interest demand an ongoing majority of independent directors to protect the interests of PCS shareholders in the Combined Company company or T pays a customary make whole make whole may be significant, and may make it financially prohibitive for the combined company to refinance such series prior to such dates to take advantage of lower interest rates which may become available for the combined company’s debt or in connection with pursuing other business opportunities” The Combined Company’s management largely will be controlled by former T-Mobile executives – and DT has a veto over the CEO position even if it owns less than 50% of the Combined Company’s outstanding shares PCS / T-Mobile’s board of 11 will be comprised primarily of DT representatives DT appoints 8 directors – PCS Shareholders will be informed of their identities post-closing minority PCS appoints 2 independent directors 1 director from management (which DT will control – DT will have a consent right over the CEO position so long as it owns 30% or more of the Combined Company’s shares) This lack of critical and customary information not allow shareholders to make a fully-informed decision does fully As explained in detail on page 22, DT will have voting rights over most material decisions of the Combined Company, even if they own less than 50% (but 30% or more) of the outstanding shares of the Combined Company While the proposed governance changes are being used to optically enhance the Combined Company’s corporate governance profile, these changes are illusory given DT’s significant governance rights that PCS shareholders will not have 27 PCS shareholders will not only be minority shareholders in the Combined Company, but unrepresented shareholders

7. Conflicts, Lack of Transparency and Additional Concerns (cont.) Key Transaction Issues Why has PCS not provided any clarity regarding the $1.5 billion PCS spectrum investment despite the significant impact this investment had on PCS’s financial advisors’ valuation of PCS? Why has PCS not provided PCS shareholders with clarity on the interest rate on the proposed $15 0 billion intercompany debt Important Questions Remain 15.0 to be issued to DT? PCS shareholders have been provided no details on the identity of the directors who will ultimately be responsible for the Combined Company and all its shareholders – who will be protecting PCS shareholders’ interests in the Combined Company? Given the significant purported synergies of $6.0 billion to $7.0 billion in the proposed transaction (especially given the significant impact on valuation that PCS has purported), no information is provided to PCS shareholders as to the details of these synergies and why they are primarily realized only many years in the future What is the plan regarding the approximately $3.5 billion in receivables financing – this is a material factor that shareholders need to understand PCS is misrepresenting there is no distribution fee – page 127 of PCS’s own proxy statement states that a 2% distribution fee PCS s ($300 million) is incorporated into the interest rate PCS shareholders are being forced to vote on a proposed transaction without the benefit of material information have that only the PCS Board and DT access to HOW CAN PCS SHAREHOLDERS EVEN MAKE AN INFORMED DECISION? 28

Our Analysis is Supported by the Analyst Community Key Transaction Issues “It is only rational to vote against the deal: We arrive at an expected value of $12 if shareholders block the deal vs. $8-9 if they approve. We believe that it is highly likely that TMOUS would increase their offer and likely that Sprint will bid if PCS is still independent when the Softbank and CLWR deals close.” New Street, 3/7/2013 “With plenty of integration risk and potential cash burn for the next two years, we continue to look for a more compelling risk/reward before recommending the shares for purchase.” Canaccord, 2/26/2013 “We maintain a cautious view of the combined MetroPCS/T-Mobile USA entity as a result of 1) our view that the combined p ill p t th t h ll d p t i i t f ii ptiti i t it li itd t company will represent the most challenged-operator in an environment of rising competitive intensity, 2) limited near-term merger-related financial benefits, 3) our view that a counter-bid for PCS is unlikely at this stage, and 4) a premium relative valuation.” Bank of America Merrill Lynch, 2/27/2013 “Our PCS valuation is tied to our NewCo outlook which supports minimal, if any, EBITDA growth over the next 3-5 years.” Deutsche Bank, 2/2/2013 29 Analyst community substantially agrees with the PSAM position that the standalone PCS case is superior to the proposed T-Mobile transaction

MetroPCS Communications, Inc. Standalone Alternative 30

Standalone Alternative

A Standalone Company is a Viable and Attractive Alternative

Status quo (that is, voting down the proposed deal), even without a revised offer from DT or another buyer surfacing, still yields superior value to PCS shareholders – with or without the $1.5 billion spectrum purchase – relative to market expectations for the combination as reflected in PCS trading levels since the combination was announced with its expected cost savings. PCS's stock price is down over 24% since the announcement of the proposed transaction

Discounted Cash Flow Analysis

- Discounted cash flow analysis uses PCS's management forecast from the proxy
- Analysis assumes the same discount rate and terminal multiple assumed by Evercore of 8.5% and 5.0x, respectively

Implied Enterprise Value			$9,576.8
Less: Debt [1]			(4,768.3)
Plus: Cash [1]			2,613.3
Implied Equity Value			$7,421.8
Implied Price per Share Range	$16.64	--	$21.32
Implied Price per Share Range (inc. spectrum deduct)	$13.88	--	$18.57

Premium / (Discount) to:

Current Stock Price (3/14/13):

$10.29	35%	81%

Pre Announcement Stock Price:

$13.57	2%	37%

(1) Based on PCS's actual balance sheet as of December 31, 2012
Note: Range assumes 4.5x – 5.5x terminal multiple and 8.0%– 9.0% weighted average cost of capital

Market Multiples Analysis

- Based on a peer group of publicly traded wireless communications providers
- Evercore selected a range of 4.75x to 5.75x 2013E EBITDA

2013E EBITDA	$1,359.0	$1,359.0	$1,359.0	$1,359.0
EV / EBITDA Multiple Range	4.5x	5.0x	5.5x	6.0x
Implied Enterprise Value	$6,115.5	$6,795.0	$7,474.5	$8,154.0
Less: Debt [1]	(4,768.3)	(4,768.3)	(4,768.3)	(4,768.3)
Plus: Cash [1]	2,613.3	2,613.3	2,613.3	2,613.3
Implied Equity Value	$3,960.5	$4,640.0	$5,319.5	$5,999.0
Fully Diluted Shares Outstanding [2]	369.8	369.8	369.8	369.8
Implied Price per Share	$10.71	$12.55	$14.38	$16.22

Premium / (Discount) to:

Current Stock Price (3/14/13):

$10.29	4%	22%	40%	58%

Pre Announcement Stock Price:

$13.57	(21%)	(8%)	6%	20%

(1) Based on PCS's actual balance sheet as of December 31, 2012
(2) Calculated based on fully diluted shares outstanding using the treasury stock method; Includes 4.7 million restricted shares

PSAM 31

Standalone Alternative

Management's Forecast in Proxy Appears Conservative and Out of Date

Given 2012 actual results, PCS projections should have been updated to reflect the change in performance and strategy

2012 EBITDA and Management's Commentary

- PCS's 2012A EBITDA exceeded 2012E forecast in the proxy by 15%, or ~$200 million
- During a BAML Leveraged Finance Conference in December 2012, PCS's VP of Finance, Keith Terreri, cited:

"[The projections] were prepared back in Q2 and really don't reflect the change in strategy for Q2 and Q3 whereby we were focusing on profitability and cash flow. And they obviously were prepared quite a while ago, so we haven't given any guidance or plan to give any guidance."

Keith Terreri, MetroPCS VP of Finance

Historical and Projected EBITDA ($mm)

- Given positive 2012 actual results, 2013 and 2014 EBITDA forecasts should be updated accordingly


15%
$1,332
$1,331
$1,530
$1,359
$1,556
2011A
2012E
2012A
2013E
2014E
Actual
Projected

Direct commentary from management indicates that PCS is clearly asking shareholders to vote on the proposed T-Mobile transaction based on stale financial projections

PSAM | 32

PSAM’s Forecasts for PCS are Consistent with Management’s Forecasts Standalone Alternative PCS has demonstrated an impressive conversion of 26% subscribers to Long-Term Evolution services (“LTE”) by the end of 2012 We expect average revenue per user (“ARPU”) for LTE to be at least $50 We believe our assumptions are conservative and further confirm the viability of a standalone alternative Reported LTE churn was 2.3% in 4Q12 We expect 35% of subscribers to be on LTE by the end of 1Q13 We assumed a $1.5 billion purchase of spectrum We expect PCS to add 150 000 300 000 new subscribers per year in 2013 2017 150,000 – 300,000 2013- We assume approximately two thirds of subscribers are on LTE by the end of 2015 We assume a 15% increase in acquisition costs per new subscriber and 50% increases in retention budgets to support LTE We assume churn declines to 2.3% by 2017 Estimated EBITDA Projections ($ in millions) $1,349 $1,439 $1,616 $1,798 $1,987 $1,359 $1,556 $1,736 $1,911 $2,042 2013E 2014E 2015E 2016E 2017E PSAM Forecasts Management Forecast (PCS Proxy Statement) 33 PSAM believes that new spectrum and the PCS marketing platform create significant upside in EBITDA and subscribers to our base case forecast

Spectrum Portfolio and MVNO Alternative Provides Important Downside Protection Standalone Alternative The historical purchase price for PCS spectrum is over $3.7 billion The value of spectrum has only increased over the past 15 years The purchase prices are reported by FCC and are fact-based Th l f h i l li CS i l l h h hi i l The value of the wireless spectrum licenses at PCS is clearly more than the historical cost If PCS cannot buy more wireless spectrum due to a shortage, then it is only logical to believe that the value of PCS’s existing licenses would be far higher than its historical cost The gross value of spectrum and cash at PCS is likely $17.00 per share Including the value of the subscribers and net of the debt, PCS could be easily sold in pieces for a price that would generate more than $13.00 per share In addition, the transition to LTE will make PCS subscribers more valuable to all wireless carriers Even a “Harvest” Scenario Yields Greater Value than Current Share Price in millions except per share ($ millions, amounts) A standalone “harvest” scenario for PCS would be worth $13.27 per share, compared to a current share price of $10.29* Assumes that company sells current spectrum portfolio and operates as a Mobile Virtual Network Operator Net Spectrum Value $3,616.1 NPV of Subscribers 3,447.4 Implied Enterprise Value of Harvest Scenario $7,063.5 Less: Debt (1) (4,768.3) Sale of PCS spectrum could yield in excess of $3.8 billion ($3.6 billion after taxes) based on recent transaction prices indexed for historical premiums assigned to urban markets in larger spectrum auctions Fully-taxed rate of PCS subscribers, in a run-off scenario, could be h f $ b ll Plus: Cash (1) 2,613.3 Implied Equity Value $4,908.5 Fully Diluted Shares Outstanding (2) 369.8 Implied Value per Share $13.27 Current $10 29 34 worth in excess of 3.4 billion (1) Based on Actual December 31, 2012 balance sheet for PCS (2) Calculated based on fully diluted shares outstanding using the treasury stock method; Includes 4.7 million restricted shares (3) As of March 14, 2013 * Pricing as of March 14, 2013 Share Price 10.29 Premium to Current Share Price 29.0% (3)

MetroPCS Communications, Inc. Appendix 35

Analysts Agree that PCS is Worth More Standalone than when Combined with T-Mobile Appendix Combined Company PCS Standalone Date Firm Price Target Date Firm Price Target 3/11/13 BofA / Merrill $9.00 3/1/13 RBC $11.00 3/7/13 Newstreet $8.50 3/7/13 Newstreet $10.50 3/4/13 UBS $8.00 2/27/13 Wells Fargo $10.50 2/26/13 Citi $12.00 2/27/13 Macquarie $12.00 2/27/13 J ff i $15 00 2/26/13 Citi $10 00 Jefferies 15.00 10.00 2/27/13 Guggenheim $10.00 2/26/13 Canaccord $12.00 2/27/13 Deutsche Bank $11.00 Average Price Target $10.50 Average Price Target $11.00 % Difference 4.8% 36

Transaction Results in Significant Reduction in Public Float Appendix While DT is benefiting from significantly increased financial flexibility and liquidity associated with the reverse merger into PCS public stock, PCS shareholder liquidity (as measured by public float) will substantially decline PCS Standalone vs. Combined Company Public Float (1) ($ in millions) $3,346 $2,027 y p ) y Public float expected to decline by 39%, from $3.3 billion to $2.0 billion as part of transaction , PCS Standalone Combined Company (1) Based on PCS public float of 325.2 million shares as of March 14, 2013 per Bloomberg ) p f f f , p g 37

Appendix

Benefits of Reducing Amount of Unsecured Debt, Market Interest Rates and Total Leverage

Capital Structure with Secured Debt

Facility	Amount	Average Interest Rate	Annual Interest Expense	Cumulative Leverage [1]
Bank / Secured Debt (40% of Total Debt) [2]	$8,200.0	4.62% [3]	$379.2	1.3x
DT Notes (Permanent Notes)	3,400.0	8.16%	277.4	3.2x
DT Notes (Reset Notes)	3,400.0	7.28%	247.5	3.2x
New PCS Notes	3,500.0	6.44%	225.3	3.2x
Existing PCS Notes	2,000.0	7.25%	145.0	3.2x
Total Combined Company Debt	**$20,500.0**	**6.22%**	**$1,274.4**	**3.2x**
T-Mobile Lease Obligations	2,400.0			3.6x
PCS Lease Obligations	400.0			3.6x
Total Adjusted Combined Company Debt	**$23,300.0**			**3.6x**

$254 million less than proposed

Memo:

Make Whole Premium on DT Notes	$2,098 [6]

$2.5 billion less than proposed

Capital Structure with Secured Debt, Market Interest Rates and 3.0x Leverage

Facility	Amount	Average Interest Rate	Annual Interest Expense	Cumulative Leverage [1]
Bank / Secured Debt (40% of Total Debt) [2]	$6,600.0	4.62% [3]	$305.2	1.0x
DT Notes (Permanent Notes)	2,200.0	6.44% [4]	141.6	2.6x
DT Notes (Reset Notes)	2,200.0	5.56% [5]	122.4	2.6x
New PCS Notes	3,500.0	6.44%	225.3	2.6x
Existing PCS Notes	2,000.0	7.25%	145.0	2.6x
Total Combined Company Debt	**$16,500.0**	**5.69%**	**$939.5**	**2.6x**
T-Mobile Lease Obligations	2,400.0			3.0x
PCS Lease Obligations	400.0			3.0x
Total Adjusted Combined Company Debt	**$19,300.0**			**3.0x**

$590 million less than proposed

Memo:

Make Whole Premium on DT Notes	$1,035 [7]

$3.6 billion less than proposed

(1) Based on Combined Company 2012A EBITDA of $6.4 billion
(2) Based on comparable companies; see page 9 for further details
(3) Assumes equivalent interest rate to current PCS Senior Secured Facility as of December 31, 2012
(4) Based on the weighted average coupon of New PCS Notes, which were issued on March 8, 2013
(5) Based on the weighted average coupon of New PCS Notes, which were issued on March 8, 2013, less 87.5 basis points to account for the spread between Permanent Notes and Reset Notes
(6) Reduced for reduction in amount of unsecured debt of $8.2 billion
(7) Reduced for adjusted rate on DT Notes, reduction in amount of total debt of $4.0 billion and an additional reduction of $6.6 billion of unsecured debt

PSAM | 38

Profitability per Subscriber Comparison Appendix Profitability per Subscriber Comparison T-Mobile T-Mobile Metro PCS Monthly 4G Post Paid ARPU $40.63 $42.00 $56.75 Less: Cash Cost Per User (CCU) (20.38) (19.89) (29.49) Gross Cash Flow Per Subscriber $20.25 $22.11 $27.26 h Churn 3.4% 3.9% 2.3% Average Life (1) 19.8 17.6 29.2 Total Lifetime Gross Cash $400 $389 $795 Cost Per Gross Addition (CPGA) $216 $441 $608 Lifetime Cash Flow as a % of CPGA 185% 88% 131% Note: All data based on last twelve months ended December 31, 2012 (1) Average life is derived from the trailing twelve month churn ratio and the logarithm to 50% of the initial pool of subscribers cumulatively disconnecting PCS subscribers are more valuable than both T-Mobile 4G and T-Mobile post paid subscribers based on the calculation of life time cash flow divided by CPGA 39

PSAM Forecast Assumptions for PCS Appendix 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 2012E 2013E 2014E 2015E 2016E 2017E Retail Subscribers (000s) 9,149.2 9,346.7 9,478.3 9,292.3 8,980.0 8,886.7 8,886.7 9,036.7 9,336.7 9,636.7 9,936.7 10,236.7 Average 9,080.0 9,160.2 9,388.5 9,381.6 9,131.2 8,880.8 9,195.5 8,961.7 9,186.7 9,486.7 9,786.7 10,086.7 Fiscal Year Quarterly PSAM Forecast Assumptions for PCS g , , , , , , , , , , , , Total Net Additions (000s) 69.4 197.4 131.7 (186.1) (312.3) (93.2) (459.9) 150.0 300.0 300.0 300.0 300.0 Total Gross Adds (000s) 1,300.6 1,223.7 1,001.6 781.3 691.7 866.2 3,340.9 3,576.4 3,549.0 3,403.4 3,261.5 3,123.3 % ChangeYoY (46.8%) (29.2%) 173.0% 7.0% (0.8%) (4.1%) (4.2%) (4.2%) Total Disconnects (000s) 1,231.2 1,026.3 870.0 967.4 1,004.0 959.4 3,800.8 3,426.4 3,249.0 3,103.4 2,961.5 2,823.3 Total Monthly Churn Rate 4 5% 3 7% 3 1% 3 4% 3 7% 3 6% 3 4% 3 2% 2 9% 2 7% 2 5% 2 3% 4.5% 3.7% 3.1% 3.4% 3.7% 3.6% 3.4% 3.2% 2.9% 2.7% 2.5% 2.3% Data ARPU $7.34 $7.91 $8.52 $9.14 $9.72 $10.42 $9.43 $10.71 $12.15 $13.79 $15.66 $17.77 Voice ARPU 33.45 32.64 32.04 31.48 30.78 30.44 31.20 31.14 30.95 30.61 30.08 29.34 Consolidated ARPU $40.80 $40.55 $40.56 $40.62 $40.50 $40.86 $40.63 $41.85 $43.11 $44.40 $45.73 $47.10 Cash Cost Per User $19.52 $20.00 $22.87 $18.40 $18.38 $21.91 $20.38 $21.99 $22.65 $23.33 $24.03 $24.75 CCPU as % of ARPU 47.8% 49.3% 56.4% 45.3% 45.4% 53.6% 50.2% 52.6% 52.6% 52.6% 52.6% 52.6% Retention Revenue per User $2.13 $2.50 $3.34 $3.01 $3.54 $4.76 $3.65 $4.75 $4.00 $4.00 $4.00 $4.00 Retention Costs per User 6.01 6.86 10.47 6.06 6.01 10.38 8.21 10.40 10.40 10.40 10.40 10.40 Retention Spending per User 3.88 4.36 7.13 3.06 2.47 5.62 4.57 5.65 6.40 6.40 6.40 6.40 Retention Spending as % of ARPU 9.5% 10.8% 17.6% 7.5% 6.1% 13.7% 11.2% 13.5% 14.8% 14.4% 14.0% 13.6% Cost Per Gross Addition (CPGA) $193.95 $165.79 $235.45 $190.53 $202.24 $228.04 $216.15 $220.00 $230.00 $230.00 $230.00 $230.00 Amortized SAC 8 77 6 19 7 27 6 55 7 41 8 21 7 45 7 01 6 78 6 27 5 80 5 36 per Subscriber 8.77 6.19 7.27 6.55 7.41 8.21 7.45 7.01 6.78 6.27 5.80 5.36 Equipment Revenue per Gross Addition 12.54 29.31 23.70 48.19 58.25 66.37 47.64 60.00 60.00 60.00 60.00 60.00 Equipment Cost per Gross Addition 138.29 127.33 163.77 137.40 146.62 185.49 159.68 185.00 185.00 185.00 185.00 185.00 Equipment Subsidy per Gross Addition 125.75 98.02 140.06 89.20 88.37 119.13 112.04 125.00 125.00 125.00 125.00 125.00 Equipment Subsidy as % of CPGA 64.8% 59.1% 59.5% 46.8% 43.7% 52.2% 51.8% 56.8% 54.3% 54.3% 54.3% 54.3% EBITDA per Subscriber $12.51 $14.36 $10.42 $15.68 $14.71 $10.74 $12.81 $12.85 $13.67 $14.80 $15.90 $16.99 % of Service Revenue 30.7% 35.4% 25.7% 38.6% 36.3% 26.3% 31.5% 30.7% 31.7% 33.3% 34.8% 36.1% Capital Expenditures per Average Subscriber $9.11 $6.92 $5.11 $6.47 $9.57 $9.67 $7.67 $8.75 $8.00 $7.25 $7.00 $7.00 Capital Expenditures per Covered POP 2.47 1.89 1.41 1.78 2.57 2.52 NA NA NA NA NA NA % of Service Revenue 22.3% 17.1% 12.6% 15.9% 23.6% 23.7% 18.9% 20.9% 18.6% 16.3% 15.3% 14.9% 40

Appendix

PSAM Income Statement Forecast for PCS

PSAM Income Statement Forecast for PCS
($ in millions)

	Fiscal Year				
	2013E	2014E	2015E	2016E	2017E
Service Revenues	$4,556.9	$4,808.3	$5,110.7	$5,427.0	$5,757.7
Equipment Revenues	725.4	653.9	659.6	665.5	671.6
Total Revenues	**$5,282.3**	**$5,462.2**	**$5,770.3**	**$6,092.4**	**$6,429.2**
Operating Expenses:					
Cost of Service	$1,493.4	$1,518.0	$1,644.0	$1,777.0	$1,917.2
Cost of Equipment	1,780.1	1,803.1	1,813.6	1,824.8	1,836.6
SG&A	660.1	702.6	697.2	692.5	688.5
D&A	643.9	680.1	703.5	719.8	735.3
Loss (Gain) on Disposal of Assets	-	-	-	-	-
Total Operating Expenses	**$4,577.4**	**$4,703.7**	**$4,858.3**	**$5,014.0**	**$5,177.6**
Income from Operations	**$704.8**	**$758.5**	**$912.0**	**$1,078.4**	**$1,251.6**
EBITDA	**$1,348.7**	**$1,438.5**	**$1,615.5**	**$1,798.2**	**$1,986.9**
Other Expense:					
Interest Expense	$274.7	$274.7	$274.7	$274.7	$274.7
Interest Income	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
Other (Income) Expense, net	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)
Impairment Loss on Investment Securities	-	-	-	-	-
Loss on Extinguishment of Debt	-	-	-	-	-
Total Other Expense	**$272.0**	**$272.0**	**$272.0**	**$272.0**	**$272.0**
Income Before Provision for Income Taxes	$432.8	$486.5	$640.0	$806.5	$979.6
Provision for Income Taxes	(152.0)	(170.8)	(224.7)	(283.2)	(344.0)
Net Income	**$280.9**	**$315.7**	**$415.3**	**$523.3**	**$635.7**
Diluted Shares	364.9	364.9	364.9	364.9	364.9
EPS	**$0.77**	**$0.87**	**$1.14**	**$1.43**	**$1.74**

PSAM | 41

Comparable Company Trading Analysis Appendix 7.2x 7.1x 6.5x 5.4x 5 3x EV / 2012A EBITDA Mean: 5.8x 5.3x 4.7x 4.6x 3.9x Median: 5.4x Verizon Sprint AT&T Leap NTELOS Atlantic Tele- Network US Cellular MetroPCS EV / 2013E EBITDA (3) (1) (2) (standalone) 6.5x 6.3x 6.3x 6.2x 5.2x 5.1x 5.0x 4.3x Mean: 5.8x Median: 6.2x ll l l l (2) (1) Verizon Sprint AT&T Leap US Cellular Atlantic Tele- Network NTELOS MetroPCS Note: Pricing as of March 14, 2013 Sources: Public filings, third-party Wall Street research and Bloomberg (1) Assumes $82.6 billion value for Vodafone’s 45% stake in Verizon Wireless per third-party Wall Street research (2) Pro forma for SoftBank transaction (3) Based on Bloomberg consensus estimates 42 (standalone)

Comparable Wireless Transactions Appendix (EV / NFY EBITDA) Represents transactions for which EV/EBITDA multiples were publically available Comparable Wireless Transactions ($ in millions) (8.3 x 6.9 x 7.4 x 6.8 x 7.9 x EV / NFY EBITDA) Mean: 7.1x (1) Median: 7 1 5.4 x 7.1x Target: Acquirer: Transaction Value: $28,100 $2,831 $688 $831 $39,000 $780 Transaction Date: June 2008 November 2008 July 2009 October 2009 March 2011 January 2013 Sources: Company filings, press releases and third-party Wall Street research (1) Represents trailing twelve-month multiple 43

Recent Notable Spectrum Transactions Appendix $0.68 $0.63 $7.52 700 / 800 MHz Band ($ per MHz-Pop) AWS / PCS Band (1.7 / 2.1 GHz) ($ per MHz-Pop) $0.54 $0.55 $1 28 $ 1.54 $4.21 FCC Auction 63 (Sep-2006) Verizon / SpectrumCo (Dec-2011) Verizon / Leap (Dec-2011) Verizon / AT&T (Jan-2013) 1.28 FCC Auction 73 (Mar-2008) Leap / Verizon (Dec-2011) AT&T / Verizon (Jan-2013) Grain Management / Verizon (Jan-2013) Sources: Press releases, third-party Wall Street research, and FCC Recent transactions suggest that spectrum value is increasing 44